UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2023

METRO ONE TELECOMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27024	93-0995165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 North Gould Street, Suite 2990 Sheridan, Wyoming	82801
(Address of Principal Executive Offices)	(Zip Code)

(307) 683-0855

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On June 26, 2023, Metro One Telecommunications, Inc. (the Company”) was advised by its wholly owned subsidiary, Stratford Ltd. (“Stratford”), that 12 Stratford employees filed a motion with the District Court of Tel Aviv (the “Court”), case no. 59931-06-23 (the “Temporary Trustee Motion”), to commence insolvency proceedings against Stratford. The motion was filed as a result of unpaid salaries and social benefits to those employees outstanding as of April 30, 2023 in the approximate US Dollar amount of $254,725 (NIS 945,604), not including additional amounts owing for pension and an educational savings plan. The motion further indicates the salary and benefits payable at the date of the filing has increased to a total approximate amount of $323,250 (NIS 1.2 million). In addition, the employees filed an ex-parte motion to appoint a temporary trustee in order to prevent concealment of assets.

In response to the Temporary Trustee Motion, the Court declined to make a ruling on the ex-parte motion and ordered Stratford to file its response with the Court no later than July 2, 2023. If no objection is filed by Stratford, a temporary trustee will be immediately appointed from a list of three nominees offered by the local Ministry of Justice. Stratford has advised the Court it does not intend to file an objection to the Temporary Trustee Motion. The Court has scheduled the insolvency motion for August 8, 2023.

On June 27, 2023, each of Mr. Jonah Meer and Mr. James A. Brodie resigned as directors of Stratford.

The Company is currently in the process of reviewing several suitable acquisition targets with revenue generating operations with the intent to complete an acquisition no later than August 31, 2023. There is no assurance that the Company will successfully identify a suitable acquisition target. Even if a suitable acquisition target is identified, there is no assurance that any definitive agreement will be agreed upon and entered into, or that any transaction will be consummated on the terms or timeframe currently contemplated, or at all. Stratford operations will continue during the insolvency proceeding.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METRO ONE TELECOMMUNICATIONS, INC.

Dated: June 30, 2023	By:	/s/ Elchanan Maoz
Name: Elchanan Maoz
Title: Chief Executive Officer, President and Director

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